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                                  EXHIBIT 1(1)

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                                                                                                   Ontario Corporation Number
                                                                                                Numero de la compagnie en Ontario
                                                                                                             1092964
Ministry of                              Ministere de
Consumer and                             la Consommation
Commercial Relations                     et du commerce
CERTIFICATE                              CERTIFICAT
This is to certify that                  Ceci certifie que les presents
these articles are effective on          Statuts entrent en vigueur le
           AUGUST 10                     AOUT, 1994
 .......................................................................
                                                                          Trans        Line                      Comp       Method
                                                                           Code        No.          Stat         Type      Incorp.
                         Director / Directeur                            ---------   ---------    ---------     --------   ---------
     Business Corporation Act / Lot sur les sociates par actions            A           O            O             A          3
                                                                         ---------   ---------    ---------     --------   ---------
                                                                            18          20           28           29          30

                                                                                      Notice
                                                                          Share       Req'd                  Jurisdiction
                                                                         ---------   ---------    ----------------------------------
                                                                            S           N         ONTARIO
                                                                         ---------   ---------    ----------------------------------
                                                                            31          32        33                             47
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                                                                   ARTICLES OF INCORPORATION
                                                                     STATUTS CONSTITUTIFS

1.       The present name of the corporation is:                       Denomination sociale actuelle de la compagnie:

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---
          P     E   N   S   T   A   R        W   I   R   E   C   O   M    ,       L   T   D   .
         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

         ----- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- --- ---- --- --- --- --- --- ---

2.       The address of the registered office is:                                             Address du siege social:

         95 WELLINGTON STREET WEST, SUITE 906
------------------------------------------------------------------------------------------------------------------------------------
                                (Street & Number or R.R. Number & Multi-Office Building give Room No.)
                    (RUE ET NUMERO OU NUMERO DE LA R.R. ET, S'IL S'AGIT D'UN EDIFICE A BUREAUX, NUMBERO DU BUREAU)

                                                                                                       ---- ---- ---- ---- ---- ----
         CITY OF TORONTO                                                                                M    5     J   2    N    7
------------------------------------------------------------------------------------------------------------------------------------
                                                 (Name of Municipality or Post Office)
                                            (NOM DE LA MUNICIPALITE OU DU BUREAU DE POSTE)

         CITY OF TORONTO                                                          MUNICIPALITY OF METROPOLITAN TORONTO
--------------------------------------------------  In the    ---------------------------------------------------------------------
                                                  DANS LELLA                    County, District, Regional Municipality)
                                                                               (COMTE, DISTRICT, MUNICIPALITE, REGIONALE)

3.       Number (or minimum and maximum number) or directors is:         NOMBRE (OU NOMBRES MINIMAL ET MAXIMAL) D'ADMINISTRATEURS:

         Minimum Number:  1
         Maximum Number:  10

4.       The first director(s) is/are:                                                                               Resident
                                                                    PREMIER(S)_ ADMINISTRATEUR(S):                   Canadian
                                                                                                                     State
                                                        Residence address, giving Street & No. or R.R. No. or        Yes or NO
                                                        Municipality and postal code

         First name, initials and surname                                                                            RESIDENT
         PRENOM, INITIALES ET NOM DE LAMILLE            ADDRESSE PERSONNELLE, Y COMPRIS LA RUE ET LE NUMERO,         CANADIEN
                                                        LE NUMERO DE LA R.R. OU, LE NOM DE LA MUNICIPALITE ET        OUL/NON
                                                        LE CODE POSTAL
-------------------------------------------------- ------------------------------------------------------------ --------------------

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
         CUMMINS,                                       1391 WHITEWATER LANE                                         Yes
         PATRICK J.                                     MISSISSAUGA, ONTARIO, L5V 1L7

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
5.       Restrictions, if any, on business the corporation may         LIMITES, S'IL Y A LIEU, IMPOSEES AUX ACTIVITES COMMERCIALES
         carry on or on powers the corporation may exercise.           OU AUX POUVOIRS DE LA COMPAGNIE.


         NONE






6.       The classes and any maximum number of shares that the         CATEGORIES ET NOMBRE MAXIMAL, S'IL Y A LIEU, D'ACTIONS QUE
         corporation is authorized to issue:                           LA COMPAGNIE EST AUTORISEE A EMETTRE:

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
7.       Rights, privileges, restrictions and conditions (if any)      DROITS, PRIVILEGES, RESTRICTIONS ET CONDITIONS, S'IL Y A
         attaching to each class of shares and directors authority     LIEU, RATTACHES A CHAQUE CATEGORIE D'ACTIONS ET POUVOIRS DES
         with respect to any class of shares which may be issued in    ADMINISTRATEURS RELATIFS A CHAQUE CATEGORIE D'ACTIONS QUI
         series.                                                       PEUT ETRE EMISE EN SERIE.



NOT APPLICABLE





8.       The issue, transfer or ownership of shares is/is not          L'EMISSION, LE TRANSFERT OU LA PROPRIETE D'ACTIONS EST/N'EST
         restricted and the restrictions (if any) are as               PAS RESTREINTE. LES RESTRICTIONS, S'IL Y A LIEU, SONT LES
         follows:                                                      SUIVANTES:





NO SHARES SHALL BE TRANSFERRED WITHOUT EITHER:

         (a)      the previous consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

         (b)      the previous consent of the holders of at least 51% of the common shares for the time being outstanding expressed by a resolution passed by the shareholders or by an instrument or instruments in writing signed by such shareholders.





9.       Other provisions, if any, are:                                Autres dispositions, s'il y a lieu:

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
(a)      The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to 50, 2 or more persons who are he joint registered owners of one or more shares being counted as one shareholder.

(b)      Any invitation to the public to subscribe for securities of the Corporation is prohibited.

(c)      The board of directors may from time to time, in such amounts and on such terms as it deems expedient:

         (i)      borrow money on the credit of the Corporation;

         (ii)     issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

         (iii)    charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.



10. The names and addresses of the incorporators are:                     NOM ET ADDRESSE DES FONDATEURS:

                                                                          Full residence address or address of registered
                                                                          office or of principal place of business giving
                                                                          street & No. or R.R. No., municipality and postal
                                                                          code.

    First name, initials and surname or corporate name                    ADDRESSE PERSONELLE AU COMPLET, ADDRESSE DU SIEGE
                                                                          SOCIAL OU ADDRESSE DE L'ETABLISSEMENT PRINCIPAL,
                                                                          Y COMPRIS LA RUE ET LE NUMERO DE LA R.R., LE NOM
    PRENOM, INITIALE ET NOM DE FAMILLE OU DENOMINATION SOCIALE            DE LA MUNICIPALITE ET LE CODE POSTAL.

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    PATRICK J. CUMMINS                                                    1391 WHITEWATER LANE
                                                                          MISSISSAUGA, ONTARIO
                                                                          L5V 1L7

    These articles are singed in duplicate.                               Les presents statuts sont signes en double exemplaire.
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                                                        Signatures of Incorporators
                                                        (SIGNATURES DES FONDATEURS)



                                                   ------------------------------------
                                                            PATRICK J. CUMMINS

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